                                     [Logo]
                        FLETCHER-BARNHARDT & WHITE, INC.


                      FINANCIAL STATEMENTS AND SUPPLEMENTAL
                          SCHEDULES FOR THE YEARS ENDED
                     DECEMBER 31, 1994 AND 1993 (RESTATED)
                        AND INDEPENDENT AUDITORS' REPORT

[Greer & Walker, L.L.P. Letterhead]




INDEPENDENT AUDITORS' REPORT

Fletcher-Barnhardt & White, Inc.:

We have audited the accompanying balance sheets of Fletcher-Barnhardt & White, Inc. as of December 31, 1994 and 1993 and the related statements of income and retained earnings, and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fletcher-Barnhardt & White, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of selling, general and administrative expenses for the years ended December 31, 1994 and 1993 are presented for purposes of additional analysis and are not a required part of the basic financial statements. Such supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.

As discussed in Note 11 to the financial statements, the accompanying financial statements and supplemental schedules have been restated to reflect certain conformity adjustments related to a pooling of interests transaction which the Company entered into in December 1995.


/s/ Greer & Walker, LLP

May 30, 1995, except for Note 11 as to
  which the date is February 16, 1996

FLETCHER-BARNHARDT & WHITE, INC.

BALANCE SHEETS, DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

                                                            (Restated)          (Restated)
ASSETS                                                          1994               1993
- ------                                                      -----------         -----------
CURRENT ASSETS:
Cash and cash equivalents                                  $    13,243          $   11,746
Accounts receivable:
  Trade (net of allowance of $100,000 in
    1994 and 1993)                                           5,517,864           6,633,828
  Stockholders                                                                       9,025
  Employees                                                     19,593              25,981
Inventory (net of reserve of $139,000 in 1994
  and 1993)                                                  1,658,930             835,905
Deposits with vendors                                          405,581             470,937
Prepaid expenses                                                 1,005
                                                           -----------         -----------
Total current assets                                         7,616,216           7,987,422
                                                           -----------         -----------

PROPERTY:
Office furniture and equipment                                 888,861             797,369
Leasehold improvements                                         140,786             109,515
                                                           -----------         -----------
Total                                                        1,029,647             906,884
Less accumulated depreciation and amortization                 653,324             548,217
                                                           -----------         -----------
Property, net                                                  376,323             358,667
                                                           -----------         -----------

OTHER ASSETS:
Notes receivable from employees, net                            42,000             135,135
Cash value of life insurance policies
  (Net of policy loans of $480,747 in 1994)                     80,384             454,600
Intangible asset relating to acquired business, net             31,030              48,030
Other deposits                                                  69,400               7,200
Total other assets                                             222,814             644,965
                                                           -----------         -----------
TOTAL                                                      $ 8,215,353         $ 8,991,054
                                                           -----------         -----------
                                                           -----------         -----------


See notes to financial statements.

- -------------------------------------------------------------------------------

                                                       (Restated)          (Restated)
LIABILITIES AND STOCKHOLDERS' EQUITY                      1994                1993
                                                          ----                ----
CURRENT LIABILITIES:
Revolving line of credit                              $ 2,759,211        $  2,071,454
Accounts payable - Trade                                2,613,451           3,939,985
Due to stockholders                                        17,653
Employee taxes withheld                                    15,783                 794
Customer advances                                         347,393              43,220
Deferred payments relating to acquired business           238,402             413,933
Accrued liabilities:
  Sales commissions                                       668,492             370,579
  Dividends to stockholders                                23,787             159,518
  Retirement plan contributions                                               197,472
  Income taxes                                              8,846
  Sales and payroll taxes                                 112,909              98,488
  Interest                                                                      7,740
  Royalties                                                92,813               7,090
  Other                                                    72,777              27,253
                                                       ----------          ----------
Total current liabilities                               6,962,671           7,346,372
                                                       ----------          ----------

STOCKHOLDERS' EQUITY:
Class A voting common - $1 par (10,000 shares
  authorized; 1,000 shares outstanding)                     1,000               1,000
Class B nonvoting common - $1 par (90,000 shares
  authorized; 9,000 shares outstanding)                     9,000               9,000
Retained earnings                                       1,242,682           1,634,682
                                                       ----------          ----------
Total stockholders' equity                              1,252,682           1,644,682
                                                       ----------          ----------


TOTAL                                                 $ 8,215,353        $  8,991,054
                                                       ----------          ----------
                                                       ----------          ----------

FLETCHER-BARNHARDT & WHITE, INC.

STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
- -----------------------------------------------------------------------------

                                                 (Restated)        (Restated)
                                                     1994             1993
                                                     ----             ----
SALES                                          $  41,793,870    $  44,746,755

COST OF SALES                                     32,774,117       35,960,649
                                               -------------    -------------

GROSS PROFIT                                       9,019,753        8,786,106

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                         8,654,728        8,169,920
                                               -------------    -------------

INCOME FROM OPERATIONS                               365,025          616,186
                                               -------------    -------------

OTHER INCOME (EXPENSE):
Interest income                                       11,556           17,348
Interest expense                                    (152,400)         (57,266)
Loss on sale of property                                               (6,140)
Other income (expense)                                (5,894)           2,261
                                               -------------    -------------
Total                                               (146,738)         (43,797)
                                               -------------    -------------

INCOME BEFORE INCOME TAXES                           218,287          572,389

INCOME TAXES                                                           49,280
                                               -------------    -------------

NET INCOME                                           218,287          523,109

DIVIDEND DISTRIBUTIONS                              (610,287)        (299,346)

RETAINED EARNINGS, BEGINNING OF YEAR               1,634,682        1,410,919
                                               -------------    -------------

RETAINED EARNINGS, END OF YEAR                 $   1,242,682    $   1,634,682
                                               -------------    -------------
                                               -------------    -------------

See notes to financial statements.

FLETCHER-BARNHARDT & WHITE, INC.

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
- --------------------------------------------------------------------------------

                                                           (Restated)           (Restated)
                                                              1994                 1993
                                                              ----                 ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                $    218,287        $    523,109
Adjustments to reconcile net income to net cash
  flows from operating activities:
    Depreciation and amortization                              122,107             141,960
    Increase in cash surrender value                          (106,531)            (57,687)
    Loss on sale of property                                                         6,140
    Changes in operating assets and liabilities:
      Accounts receivable                                    1,122,352           3,201,495
      Inventory                                               (823,025)           (552,238)
      Deposits with vendors                                     65,356              (3,860)
      Other assets                                             (63,205)             21,065
      Accounts payable                                      (1,326,534)         (1,803,668)
      Employee taxes withheld                                   14,989              (2,493)
      Customer advances                                        304,173               9,552
      Accrued liabilities                                      229,523              14,694
                                                          ------------        ------------
Net cash provided by (applied to) operating activities        (242,508)          1,498,069
                                                          ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred payments on acquisition                              (175,531)           (104,288)
Purchases of property                                         (122,763)           (136,624)
Proceeds from sale of property                                                         351
Decrease in notes receivable                                    93,135                 542
                                                          ------------        ------------
Net cash applied to investing activities                      (205,159)           (240,019)
                                                          ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividend distributions                                   (746,018)         (1,294,647)
Increase in line of credit, net                                687,757              58,167
Policy loan proceeds (borrowings), net                         480,747            (125,658)
Due to/from stockholders, net                                   26,678             (25,614)
                                                          ------------        ------------
Net cash provided by (applied to) financing activities         449,164          (1,387,752)
                                                          ------------        ------------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                           1,497            (129,702)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                             11,746             141,448
                                                          ------------        ------------

CASH AND CASH EQUIVALENTS, END OF YEAR                    $     13,243        $     11,746
                                                          ------------        ------------
                                                          ------------        ------------

See notes to financial statements.

FLETCHER-BARNHARDT & WHITE, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
- -------------------------------------------------------------------------------

1.   SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS - The Company is a designer and distributor of promotional advertising products and other specialty goods.

     USE OF ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures. Accordingly, the actual amounts could differ from those estimates. Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be "cash equivalents". As of December 31, 1994 and 1993, checks outstanding in excess of certain cash balances totaling $499,210 and $571,454, respectively, have been included in the revolving line of credit in the accompanying balance sheets.

     VENDOR DEPOSITS AND CUSTOMER ADVANCES - At the time an order is placed, the Company's vendors frequently require the Company to submit deposits on products to be produced or purchased on the Company's behalf by the vendor. In turn, the Company frequently requires its customers to make advance progress payments on orders in process.

     PROPERTY - Property is stated at cost. Depreciation and amortization are provided over estimated useful lives using the straight-line method.

     INCOME TAXES - Effective January 1, 1992, under provisions of the Internal Revenue Code the Company elected to be taxed as an "S" corporation. Under such election, the Company's taxable income or loss and tax credits are passed through to the individual stockholders for inclusion in their respective individual income tax returns. Timing differences exist between income reported for financial reporting and income tax purposes, related primarily to differences in depreciation and related party balances.

     The income tax provision in the accompanying 1993 financial statements relates to adjustments resulting from a field audit made by the Internal Revenue Service during 1993 of the Company's federal income tax return for the year ended December 31, 1991.

2.   NOTES RECEIVABLE

     As of December 31, 1994 and 1993, the Company held unsecured notes receivable from employees totaling $42,000 and $135,135, respectively, net of an $81,000 reserve. The notes provide for interest at 9%. Since repayment terms are flexible, such balances have been classified as noncurrent in the accompanying balance sheets.

3.   LINE OF CREDIT

     The Company has a revolving line of credit agreement with a bank which provides for borrowings up to $3,000,000. Borrowing limitations related to eligible accounts receivable and inventory balances are specified in the agreement. Interest on the line accrues at the prime rate (8.5% as of December 31, 1994) plus .5%. In addition, the Company has a $1,000,000 credit line under which documentary letters of credit may be drawn.

     The Company's trade accounts receivable and inventory are pledged as collateral for both lines. In addition, borrowings on the line are personally guaranteed by the Company's stockholders. The agreement contains certain financial covenants which include, among other things, minimum net worth, working capital and coverage ratio requirements. As of December 31, 1994 the Company was not in compliance with several of the covenants. The bank has issued a letter waiving these covenant violations through December 31, 1994.

4.   OTHER OBLIGATIONS AND CONTINGENCIES

     As of December 31, 1994, the Company had outstanding irrevocable documentary letters of credit in the principal amount of $300,572 in connection with certain vendor production agreements. The Company pays a fee on the letters of credit as they are used.

5.   LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Company leases office and warehouse space and certain automobiles and equipment under operating leases expiring at various dates through 1997. Total rent expense for the years ended December 31, 1994 and 1993 under such operating leases was $249,428 and $255,889, respectively. Future minimum rental payments under such leases as of December 31, 1994 are $88,948, $11,191, and $413 in the years ending December 31, 1994 through 1997, respectively.

     Included in rent expense above are two lease agreements for office buildings owned by stockholders of the Company. Total rent expense under such related party leases was $104,712 in 1994 and 1993.

6.   RETIREMENT PLAN

     The Company maintains a qualified profit sharing plan which also includes a salary reduction program under the provisions of Section 401(k) of the Internal Revenue Code. The plan covers all full-time employees who are at least 21 years of age and have completed one year of service with the Company. Contributions to the 401(k) program by each employee may range from 1% to 10% of annual salary. The Company's matching 401(k) contribution is discretionary but cannot exceed 6% of each employee's salary. The amount of the annual profit sharing plan contribution is also at the discretion of the board of directors. The total Company contributions allocated to the plan for the year ended December 31, 1993 were $197,472. There were no Company contributions for the year ended December 31, 1994.

7.   COMMON STOCK

     Stockholders of both the Class A and Class B common stock are subject to agreements specifying the terms under which their stock may be sold to or purchased by the Company or the other stockholders in possession of the respective classes of stock. Terms of one of the agreements require the Company to purchase all of the voting and nonvoting shares owned by two of the Company's stockholders at such time as the balance in their respective "S" corporation accumulated adjustment account balances equals $2,000,000. As of December 31, 1994, the balances in such two accounts were approximately $449,000 and $405,000, respectively. The purchase price specified is $2,000,000 per stockholder payable in cash, subject to the approval of the bank(s) having loan agreements with the Company at the time of the stock purchase.

8.   RETAINED EARNINGS

     As of December 31, 1994 retained earnings consisted of the following:

     -    Pre "S" corporation retained earnings                    $506,981

     -    "S" corporation accumulated adjustment
          account balance as of December 31, 1994                 1,351,450

     -    Cumulative differences in the recognition
          of income and expenses for financial
          statement and income tax purposes                        (615,749)
                                                                 ----------

     Total                                                       $1,242,682
                                                                 ----------
                                                                 ----------

9.   CASH FLOW INFORMATION

     Supplemental cash flow information for the years ended December 31, 1994 and 1993 is as follows:
                                                       1994          1993
                                                     --------       -------
     Cash payments for interest                      $160,140       $66,438
     Cash payments for income taxes                         -       $40,434

10.  MAJOR CUSTOMER

     The Company has a major customer, sales to which accounted for more than 10% of the Company's total sales volume in both 1994 and 1993. This customer operates in the tobacco industry. Sales to this customer totaled $15,972,000 and $24,432,152 in 1994 and 1993, respectively. The Company had accounts receivable balances of $801,912 and $3,268,010 from this customer as of December 31, 1994 and 1993, respectively.

11.  CONFORMITY ADJUSTMENTS FOR POOLING TRANSACTION

     Effective December 29, 1995 substantially all of the Company's assets were purchased and all of its liabilities were assumed by HA-LO Industries, Inc.
       ("HA-LO") The transaction has been accounted for as a pooling of interests in accordance with the provisions of Accounting Principles Board Opinion No. 16. The application of APB No. 16 requires that the financial statements of the acquired company be restated using accounting policies and methods consistent with those used by the acquiring company for all accounting periods subject to combination. Accordingly, it was necessary to retroactively apply certain conformity adjustments to the Company's previously issued financial statements for the years ended December 31, 1994 and 1993.

     The conformity adjustments applied to the Company's accompanying financial statements include the following:

     * The Company had utilized the specific identification method for the write-off of accounts receivable. HA-LO uses the allowance method. Accordingly, an accounts receivable allowance of $100,000 has been applied in the Company's financial statements retroactive to January 1, 1993 with an offsetting charge to retained earnings as of that date.

     * The Company had valued its inventory using the lower of manufacturers' latest list price (which approximated first-in, first-out cost) or market. HA-LO has used a similar method, supplemented by a general reserve for excess or obsolete inventory. Accordingly, an inventory reserve of $139,000 has been applied in the Company's financial statements retroactive to January 1, 1993 with an offsetting charge to retained earnings as of that date.

     * In 1990 the Company acquired the assets of another promotional advertising company in a transaction accounted for as a purchase.
          This transaction included contingent consideration to the seller totaling $891,000 paid out from July 1990 through December 31, 1995. The Company had previously expensed any such contingent consideration on an as-paid basis. In its prior acquisitions, HA-LO has recorded any contingent consideration as an intangible asset at the date of purchase, and has generally amortized such intangible assets over a seven year period, subject to any realization reserve deemed appropriate. Accordingly, in the accompanying financial statements a retroactive charge to retained earnings of $453,191 has been applied as of January 1, 1993, primarily related to a realization reserve applied to the intangible asset. Previously reported net income for the years ended December 31, 1994 and 1993 has been increased by $158,531 and $87,288, respectively, in connection with this conformity adjustment.
          --------------------------------------------------------------------

FLETCHER-BARNHARDT & WHITE, INC.


SUPPLEMENTAL SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE
EXPENSES FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
- ------------------------------------------------------------------------------------------
                                                                 (Restated)     (Restated)
                                                                    1994           1993
                                                                    ----           ----
Salaries                                                       $  2,238,482   $  2,223,717
Commissions                                                       3,275,482      2,717,535
Royalty expense, net                                                132,031         10,432
Payroll taxes                                                       299,128        265,312
Employee benefits                                                    17,343         89,979
Travel and entertainment                                            325,427        335,919
Samples and promotions, net                                          (5,624)        56,652
Shipping                                                            274,043        295,983
Retirement plan contribution                                        197,472
Telephone                                                           399,584        294,837
Officers' life insurance, net                                        10,140        112,038
Other insurance                                                     198,902        187,160
Depreciation and amortization                                       122,107        141,960
Taxes and licenses                                                   24,407         29,415
Rent - office and warehouse                                         296,335        264,327
Rent - automobiles and other                                        187,802        170,547
Office supplies                                                     470,005        314,572
Legal and professional                                              219,923        252,344
Dues and subscriptions                                               17,093         30,375
Bad debts                                                            14,382         97,803
Maintenance and utilities                                            79,560         57,684
Bank charges                                                         51,086         22,035
Miscellaneous                                                         7,090          1,822
                                                               ------------   ------------

TOTAL                                                          $  8,654,728   $  8,169,920
                                                               ------------   ------------
                                                               ------------   ------------

See independent auditors' report.

                                     [LOGO]
                        FLETCHER-BARNHARDT & WHITE, INC.

                     FINANCIAL STATEMENTS FOR THE YEAR ENDED
                        DECEMBER 31, 1992 (RESTATED) AND
                          INDEPENDENT AUDITORS' REPORT

                       [GREER & WALKER, L.L.P. LETTERHEAD]


INDEPENDENT AUDITORS' REPORT

Fletcher-Barnhardt & White, Inc.:

We have audited the accompanying balance sheet of Fletcher-Barnhardt & White, Inc. as of December 31, 1992 and the related statements of income and retained earnings, and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Fletcher-Barnhardt & White, Inc. as of December 31, 1992, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 12 to the financial statements, the accompanying financial statements have been restated to reflect certain conformity adjustments related to a pooling of interests transaction which the Company entered into in December 1995.


/s/ Greer & Walker, LLP

July 12, 1993, except for Note 12 as to
  which the date is February 16, 1996

FLETCHER-BARNHARDT & WHITE, INC.

BALANCE SHEET, DECEMBER 31,1992 (RESTATED)
- --------------------------------------------------------------------------------


ASSETS
- ------
CURRENT ASSETS:
Cash and cash equivalents                                         $     141,448
Accounts receivable:
  Trade                                                               9,817,986
  Stockholders                                                            7,284
  Employees                                                              45,059
Current portion of notes receivable                                      16,889
Inventory                                                               283,667
Deposits with vendors                                                   467,077
Prepaid expenses                                                         28,265
                                                                  -------------
Total current assets                                                 10,807,675
                                                                  -------------
PROPERTY:
Office furniture and equipment                                          729,992
Leasehold improvements                                                   87,537
                                                                  -------------
Total                                                                   817,529
Less accumulated depreciation and amortization                          464,035
                                                                  -------------
Property, net                                                           353,494
                                                                  -------------

NOTES RECEIVABLE                                                        118,788
                                                                  -------------
CASH VALUE OF LIFE INSURANCE
  POLICIES (Net of loans: 1992 - $376,417;
  1991 - $329,013)                                                      271,255
                                                                  -------------
INTANGIBLE ASSETS RELATING TO
  ACQUIRED BUSINESS, NET                                                 65,030
                                                                  -------------

TOTAL                                                             $  11,616,242
                                                                  -------------
                                                                  -------------

- --------------------------------------------------------------------------------


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Revolving line of credit                                          $   1,441,833
Accounts payable - Trade                                              6,315,107
Advances from stockholders                                               25,614
Employee taxes withheld                                                   3,287
Customer advances                                                        33,668
Deferred payments relating to acquired business                         518,221
Accrued liabilities:
  Sales commissions                                                     231,860
  Dividends to stockholders                                           1,154,819
  Retirement plan contributions                                         342,459
  Sales and payroll taxes                                                78,944
  Interest                                                               16,912
  Royalties                                                               8,298
  Other                                                                  24,301
                                                                  -------------
Total current liabilities                                            10,195,323
                                                                  -------------
STOCKHOLDERS' EQUITY:
Class A voting common - $1 par (10,000 shares
  authorized; 1,000 shares outstanding)                                   1,000
Class B nonvoting common - $1 par (90,000 shares
  authorized; 9,000 shares outstanding)                                   9,000
Retained earnings (deficit)                                           1,410,919
                                                                  -------------
Total stockholders' equity (deficit)                                  1,420,919
                                                                  -------------




TOTAL                                                             $  11,616,242
                                                                  -------------
                                                                  -------------

FLETCHER-BARNHARDT & WHITE, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1992 (RESTATED)
- --------------------------------------------------------------------------------


SALES                                                             $  62,201,456

COST OF SALES                                                        51,122,683
                                                                  -------------

GROSS PROFIT                                                         11,078,773

SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES                                                            8,039,435
                                                                  -------------

INCOME FROM OPERATIONS                                                3,039,338
                                                                  -------------
OTHER INCOME (EXPENSE):
Interest income                                                          32,025
Interest expense                                                       (121,191)
Other income                                                                513
Total                                                                   (88,653)

NET INCOME                                                            2,950,685

DIVIDEND DISTRIBUTIONS                                               (1,488,370)

RETAINED EARNINGS (DEFICIT),
  BEGINNING OF YEAR                                                     (51,396)
                                                                  -------------

  RETAINED EARNINGS, END OF YEAR                                  $   1,410,919
                                                                  -------------
                                                                  -------------

See notes to financial statements.

FLETCHER-BARNHARDT & WHITE, INC.

STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1992 (RESTATED)
- --------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                        $   2,950,685
Adjustments to reconcile net income to net cash
  flows from operating activities:
    Depreciation and amortization                                       121,402
    Increase in cash surrender value                                    (47,821)
    Changes in operating assets and liabilities:
      Accounts receivable                                            (5,004,210)
      Inventory                                                         151,629
      Deposits with vendors                                           6,712,071
      Other assets                                                       29,021
      Accounts payable                                                3,309,519
      Employee taxes withheld                                            (2,267)
      Customer advances                                              (9,938,225)
      Accrued liabilities                                               807,461
                                                                  -------------
Net cash applied to operating activities                               (910,735)
                                                                  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred payments on acquisition                                       (122,186)
Purchases of property                                                  (173,901)
Increase in notes receivable                                            (47,675)
                                                                  -------------
Net cash applied to investing activities                               (343,762)
                                                                  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend distributions                                               (1,488,370)
Increase in advances from stockholders, net                              13,321
Increase in line of credit, net                                         313,511
Decrease in subordinated notes payable to stockholders                 (266,842)
Principal payments on capital lease obligations                          (4,974)
                                                                  -------------
Net cash applied to financing activities                             (1,433,354)
                                                                  -------------
NET DECREASE IN CASH
  AND CASH EQUIVALENTS                                               (2,687,851)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                                   2,829,299
                                                                  -------------

CASH AND CASH EQUIVALENTS, END OF YEAR                            $     141,448
                                                                  -------------
                                                                  -------------

See notes to financial statements.

FLETCHER-BARNHARDT & WHITE, INC.

NOTES TO FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1992
- --------------------------------------------------------------------------------

1.   SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     OPERATIONS - The Company is a distributor of promotional advertising products and other specialty goods.

     CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be "cash equivalents".

     INVENTORY - Inventory is valued at the lower of the manufacturers' latest list price (which approximates first-in, first-out cost) or market.

     VENDOR DEPOSITS AND CUSTOMER ADVANCES - At the time an order is placed, the Company's vendors frequently require the Company to submit deposits on products to be produced or purchased on the Company's behalf by the vendor. In turn, the Company frequently requires its customers to make advance progress payments on orders in process.

     PROPERTY - Property is stated at cost. Depreciation is provided over estimated useful lives using the straight-line method. Leased property under capital leases is amortized on a straight-line basis over the lease term.

     INCOME TAXES - Under provisions of the Internal Revenue Code, effective January 1, 1992 the Company elected to be taxed as an "S" corporation. Under such election, the Company's taxable income or loss and tax credits are passed through to the individual stockholders for inclusion in their respective individual income tax returns. Timing differences exist between income reported for financial reporting and income tax purposes, related primarily to differences in depreciation and related party balances.

2.   NOTES RECEIVABLE

     As of December 31, 1992, the Company held unsecured notes receivable from employees totaling $135,677. The notes provided for interest at 9% and are due in monthly installments totaling $2,331 through January 1998.

3.   LINE OF CREDIT

     The Company has a revolving line of credit agreement with a bank which provides for borrowings up to $2,000,000. The line expires on May 31, 1993 and is subject to annual renewal. Borrowing limitations related to eligible accounts receivable and inventory balances are specified in the agreement. Interest on the line accrues at the prime rate (6.5% as of December 31, 1992) plus .5%.

     The Company's trade accounts receivable and inventory are pledged as collateral for the note. In addition, borrowings on the line are personally guaranteed by the Company's stockholders. The agreement contains certain financial covenants which include, among other things, minimum net worth and retained earnings balance requirements. As of December 31, 1992 the Company was not in compliance with several of the covenants. However, the bank issued a letter waiving the specific covenant violations through December 31, 1993.

4.   OTHER OBLIGATIONS AND CONTINGENCIES

     As of December 31, 1992, the Company had outstanding irrevocable documentary letters of credit in the principal amount of $1,314,364 in connection with certain vendor production agreements. The Company pays a fee on the letters of credit as they are used.

     The Internal Revenue Service is presently conducting a field audit of the Company's income tax return for the year ended December 31, 1991. As of July 12, 1993, the Company was awaiting a report from the Internal Revenue Service as to any proposed adjustments to the 1991 tax return. In the opinion of the Company's management, the ultimate liability of the Company, if any, arising from the foregoing audit will not have a material adverse effect on the Company's financial position or results of operations. Accordingly no provision for any liability that might be incurred has been made in the accompanying financial statements as of December 31, 1992.

5.   LEASE COMMITMENTS AND RELATED PARTY TRANSACTIONS

     The Company leases office and warehouse space and certain automobiles and equipment under operating leases expiring at various dates through November 1995. Total rent expense for the year ended December 31, 1992 under such operating leases was $298,568. Future minimum rental payments under such leases as of December 31, 1992 are $178,429, $102,508, and $53,280 in the years ending December 31, 1993 through 1995, respectively.

     Included in rent expense above are two lease agreements for office buildings owned by stockholders of the Company. Total rent expense under such related party leases for the year ended December 31, 1992 was $104,562.

6.   RETIREMENT PLAN

     The Company has a qualified profit sharing plan which covers substantially all of its employees. During 1992 the Company amended that plan to include a salary reduction plan under the provisions of
     Section 401(k) of the Internal Revenue Code. This plan covers all full-time employees who are 21 years of age and have completed one year of service with the Company. Contributions to the 401(k) plan by each employee may range from 1% to 10% of annual salary. The Company's contribution is discretionary but cannot exceed 6% of each employee's salary. The amount of the annual profit sharing plan contribution is also at the discretion of the board of directors. The total Company contributions to the plan for the years ended
     December 31, 1992 were $342,459.

7.   COMMON STOCK

     Stockholders of both the Class A and Class B common stock are subject to agreements specifying the terms under which their stock may be sold to or purchased by the Company or the other stockholders in possession of the respective classes of stock.

8.   STOCK OPTION PLAN

     The Company has an incentive stock option plan that provides for granting of options on its Class B common stock to key employees. Three thousand shares of such stock have been reserved for issuance under the plan. As of December 31, 1992, options for 200 shares of stock were outstanding and exercisable at a price of $15 per share, with an expiration date of August 1994. As of December 31, 1992, 2,800 shares remained available for future option. No options were exercised during the year ended December 31, 1992.

9.   RETAINED EARNINGS

     As of December 31, 1992 retained earnings consisted of the following:

     -    Pre "S" corporation retained earnings                      $  506,981

     -    "S" corporation accumulated adjustment
          account balance as of December 31, 1992                     1,681,465

     -    Cumulative differences in the recognition
          of income and expenses for financial
          statement and income tax purposes (Note 1)                   (777,527)
                                                                     ---------

     Total                                                           $1,410,919
                                                                     ---------
                                                                     ---------

10.  CASH FLOW INFORMATION

     Supplemental cash flow information for the year ended December 31, 1992 is as follows:


     Cash payments for interest                                        $127,893
     Cash payments for income taxes                                      $1,505

11.  MAJOR CUSTOMER

     The Company has a major customer, sales to which accounted for more than 10% of the Company's total sales volume in 1992. This customer operates in the tobacco industry. Sales to this customer totaled $45,602,422 in 1992. The Company had accounts receivable balances of $6,770,178 from this customer as of December 31, 1992.

12.  CONFORMITY ADJUSTMENTS FOR POOLING TRANSACTION

     Effective December 29, 1995 substantially all of the Company's assets were purchased and all of its liabilities were assumed by HA-LO
     Industries, Inc.    ("HA-LO").  The transaction has been accounted for
     as a pooling of interests in accordance with the provisions of Accounting Principles Board Opinion No. 16. The application of APB No. 16 requires that the financial statements of the acquired company be restated using accounting policies and methods consistent with those used by the acquiring company for all accounting periods subject to combination. Accordingly, it was necessary to retroactively apply certain conformity adjustments to the Company's previously issued financial statements for the year ended December 31, 1992.

     The conformity adjustments applied to the Company's accompanying financial statements include the following:

     * The Company had utilized the specific identification method for the write-off of accounts receivable. HA-LO uses the allowance method. Accordingly, an accounts receivable allowance of $100,000 has been applied in the Company's financial statements retroactive to December 31, 1992 with an offsetting charge to bad debt expense for the year then ended.

     * The Company had valued its inventory using the lower of manufacturers' latest list price (which approximated first-in, first-out cost) or market. HA-LO has used a similar method, supplemented by a general reserve for excess or obsolete inventory. Accordingly, an inventory reserve of $139,000 has been applied in the Company's financial statements retroactive to December 31, 1992 with an offsetting charge to cost of sales for the year then ended.

     * In 1990 the Company acquired the assets of another promotional advertising company in a transaction accounted for as a purchase. This transaction included contingent consideration to the seller totaling $891,000 paid out from July 1990 through December 31, 1995. The Company had previously expensed any such contingent consideration on an as-paid basis. In its prior acquisitions, HA-LO has recorded any contingent consideration as an intangible asset at the date of purchase, and has generally amortized such intangible assets over a seven year period, subject to any realization reserve deemed appropriate. Accordingly, in the accompanying financial statements a retroactive charge to retained earnings of $558,377 has been applied as of January 1, 1992.

          Previously reported net income for the year ended December 31, 1992 has been decreased by $133,814 in connection with the above conformity adjustments.



- --------------------------------------------------------------------------------

                             HA-LO Industries, Inc.
                           Combining Income Statement
                      For the Year Ended December 31, 1995
                                  (Unaudited)

                                         HA-LO           FBW          COMBINED
                                         -----           ---          --------
NET SALES                            $ 126,311,471  $  46,554,766  $ 172,866,237
COST OF SALES                           87,548,731     35,432,894    122,981,625
                                    ---------------------------------------------
                                        38,762,740     11,121,872     49,884,612
   Gross Profit

SELLING EXPENSES                        19,339,607      5,260,875     24,600,482
GENERAL & ADMINISTRATIVE EXPENSES       13,399,472      5,645,411     19,044,883
                                    ---------------------------------------------
                                        32,739,079     10,906,286     43,645,365

   Income from operations                6,023,661        215,586      6,239,247
                                    ---------------------------------------------
OTHER INCOME (EXPENSE):
Interest expense                        (1,125,708)      (175,928)    (1,301,636)
Interest income                             37,802          3,738         41,540
                                    ---------------------------------------------
   Total other expense, net             (1,087,906)      (172,190)    (1,260,096)

   Income before taxes                   4,935,755         43,396      4,979,151

PROVISION FOR INCOME TAXES               1,974,242         17,358      1,991,600
                                    ---------------------------------------------

NET INCOME FOR THE YEAR              $   2,961,513  $      26,038  $   2,987,551
                                    ---------------------------------------------
                                    ---------------------------------------------
NET INCOME PER SHARE
   Fully diluted                              0.50           0.01           0.51

WEIGHTED AVERAGE SHARES OUTSTANDING
   Fully diluted                                                       5,814,942

                             HA-LO Industries, Inc.
                             Combining Balance Sheet
                                December 31, 1995
                                  (Unaudited)

          ASSETS
          ------
                                               HA-LO          FBW          COMBINED
                                               -----          ---          --------
CURRENT ASSETS:
   Cash and cash equivalents               $  1,503,808   $     21,637   $  1,525,445
   Short-term investments                     3,549,717            -        3,549,717
   Receivables-
      Drop shipment                          33,516,460      5,032,512     38,548,972
      Corporate fulfillment program           3,665,877            -        3,665,877
      Advances due from salesmen              1,166,462            -        1,166,462
   Inventories                                3,424,631      2,070,343      5,494,974
   Prepaid expenses and deposits                661,938        131,862        793,800
                                          --------------------------------------------
      Total current assets                   47,488,893      7,256,354     54,745,247
                                          --------------------------------------------

PROPERTY AND EQUIPMENT, NET                   3,640,727        713,776      4,354,503
                                          --------------------------------------------

OTHER ASSETS:
   Intangible assets relating acquired
      businesses, net                         7,887,243            -        7,887,243
   Due from shareholder/officer                     -              -                -
   Samples                                    1,026,588            -        1,026,588
   Other                                        666,150        168,228        834,378
                                          --------------------------------------------
      Total other assets                      9,579,981        168,228      9,748,209
                                          --------------------------------------------

                                           $ 60,709,601   $  8,138,358   $ 68,847,959
                                          --------------------------------------------
                                          --------------------------------------------
          LIABILITIES AND
        SHAREHOLDERS' EQUITY
        --------------------
                                               HA-LO          FBW          COMBINED
                                               -----          ---          --------
CURRENT LIABILITIES:
   Current maturities of long-term debt    $    220,000   $    535,000   $    755,000
   Book overdraft                             1,816,033        345,128      2,161,161
   Accounts payable                          11,070,423      4,275,595     15,346,018
   Accrued expenses-
      Commissions and wages                   4,254,754      1,192,027      5,446,781
      Other                                   2,021,769        524,619      2,546,388
   Due to related parties                       123,910            -          123,910
   Deferred taxes-current                       780,216            -          780,216
                                          --------------------------------------------
      Total current liabilities              20,287,105      6,872,369     27,159,474
                                          --------------------------------------------
LONG-TERM DEBT,
   less maturities shown above                      -              -              -
                                          --------------------------------------------
DEFERRED LIABILITIES:
   Income taxes                                     -              -              -
   Other                                      2,001,628        115,061      2,116,689
                                          --------------------------------------------
      Total deferred liabilities              2,001,628        115,061      2,116,689
                                          --------------------------------------------
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
   Preferred stock, no par value                    -              -              -
   Common stock, no par value                37,538,742         10,356     37,549,098
   Unearned compensation-restricted stock    (1,000,000)           -       (1,000,000)
   Deferred marketing costs                  (1,448,000)           -       (1,448,000)
   Retained earnings                          3,330,126      1,140,572      4,470,698
                                          --------------------------------------------
      Total shareholders' equity             38,420,868      1,150,928     39,571,796
                                          --------------------------------------------

                                           $ 60,709,601   $  8,138,358   $ 68,847,959
                                          --------------------------------------------
                                          --------------------------------------------

                             HA-LO Industries, Inc.
                        Combining Statement of Cash Flows
                      For the Year Ended December 31, 1995
                                  (Unaudited)

                                                                                        HA-LO            FBW             Combined
                                                                                        -----            ---             --------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income for the year                                                          $  2,961,513     $     26,038      $  2,987,551
   Adjustments to reconcile net income to net cash used for operating activities
      Depreciation and amortization                                                    2,020,522          132,013         2,152,535
      Loss on lease buyout of property                                                         -            2,772             2,772
      Increase in deferred liabilities-other                                             168,046                -           168,046
   Changes in assets and liabilities-net of effect of acquired companies
      Receivables                                                                    (10,385,407)         (46,604)      (10,432,011)
      Inventories                                                                       (621,601)        (411,504)       (1,033,105)
      Prepaid expenses and deposits                                                      271,696          274,724           546,420
      Accounts payable, accrued expenses and deferred income taxes                     3,225,788        2,068,824         5,294,612
                                                                                   -------------------------------------------------
         Net cash provided by (used for) operating activities                         (2,359,443)       2,046,263          (313,180)
                                                                                   -------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                (2,100,085)        (110,105)       (2,210,190)
   Purchases of samples                                                                 (543,236)               -          (543,236)
   Increase in short-term investments                                                 (3,549,717)               -        (3,549,717)
   Decrease in other assets                                                                9,302            1,100            10,402
   Deferred payments on acquisitions                                                    (521,420)         (49,357)         (570,777)
   Cash paid for acquisitions                                                         (1,845,890)               -        (1,845,890)
   Intercompany accounts                                                              (1,148,331)       1,148,331                 -
                                                                                   -------------------------------------------------
         Net cash used for investing activities                                       (9,699,377)         989,969        (8,709,408)
                                                                                   -------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings on long-term debt                                                        1,000,000                -         1,000,000
   Payments on long-term debt                                                         (5,837,459)        (551,905)       (6,389,364)
   Net payments on line of credit                                                     (8,500,042)      (2,224,210)      (10,724,252)
   Advances to shareholder/officer                                                       (91,076)               -           (91,076)
   Repayments from shareholder/officer                                                   290,355          (41,440)          248,915
   Increase in book overdraft                                                          1,012,130          345,127         1,357,257
   Cash dividends paid                                                                         -         (555,410)         (555,410)
   Net proceeds from issuance of common stock                                         25,680,859                -        25,680,859
                                                                                   -------------------------------------------------
         Net cash provided by (used for) financing activities                         13,554,767       (3,027,838)       10,526,929
                                                                                   -------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                        1,495,947            8,394         1,504,341

CASH AND EQUIVALENTS, beginning of the year                                                7,861           13,243            21,104
                                                                                   -------------------------------------------------
CASH AND EQUIVALENTS, end of year                                                   $  1,503,808     $     21,637      $  1,525,445
                                                                                   -------------------------------------------------
                                                                                   -------------------------------------------------

                             HA-LO Industries, Inc.
                           Combining Income Statement
                       For the Year Ended December 31, 1994
                                  (Unaudited)


                                           HA-LO           FBW          Combined
                                            -----           ---          --------

NET SALES                             $ 68,602,624     $ 41,793,870    $ 110,396,494
COST OF SALES                           43,545,075       32,774,117       76,319,192
                                     ------------------------------------------------
                                        25,057,549        9,019,753       34,077,302

  Gross Profit

SELLING EXPENSES                        13,694,637        4,518,113       18,212,750
GENERAL & ADMINISTRATIVE EXPENSES        8,521,129        4,142,509       12,663,638
                                     ------------------------------------------------
                                        22,215,766        8,660,622       30,876,388

  Income from operations                 2,841,783          359,131        3,200,914
                                     ------------------------------------------------

OTHER INCOME (EXPENSE):
Interest expense                          (697,114)        (152,400)        (849,514)
Interest income                              2,208           11,556           13,764
                                     ------------------------------------------------
  Total other expense, net                (694,906)        (140,844)        (835,750)

  Income before taxes                    2,146,877          218,287        2,365,164

PROVISION FOR INCOME TAXES                 858,800             -             858,800
                                     ------------------------------------------------

NET INCOME FOR THE YEAR               $  1,288,077     $    218,287    $   1,506,364
                                     ------------------------------------------------
                                     ------------------------------------------------

PRO FORMA INCOME DATA
  Net income as reported              $  1,288,077     $    218,287    $   1,506,364
  Pro forma adjustment to
   income taxes                              -               87,000           87,000
                                     ------------------------------------------------
PRO FORMA NET INCOME                  $  1,288,077     $    131,287    $   1,419,364
                                     ------------------------------------------------
                                     ------------------------------------------------


PRO FORMA NET INCOME PER SHARE                                                 0.30

WEIGHTED AVERAGE SHARES OUTSTANDING                                       4,800,365


                                HA-LO Industries, Inc.
                               Combining Balance Sheet
                                  December 31, 1994
                                     (Unaudited)


          ASSETS
          ------
                                               HA-LO          FBW          Combined
                                               -----          ---          --------
CURRENT ASSETS:
 Cash and cash equivalents           $      7,861       $   13,243      $    21,104
 Short-term investments                      -                 -                -
 Receivables-
   Drop shipment                       18,414,960        5,537,457       23,952,417
   Corporate fulfillment
     program                            4,801,631              -          4,801,631
   Advances due from salesmen             911,331              -            911,331
 Inventories                            2,258,398        1,658,930        3,917,328
 Prepaid expenses and deposits            811,211          406,586        1,217,797
                                   --------------------------------------------------
   Total current assets                27,205,392        7,616,216       34,821,608
                                   --------------------------------------------------


PROPERTY AND EQUIPMENT, NET             2,208,246          376,323        2,584,569
                                   --------------------------------------------------

OTHER ASSETS:
 Intangible assets relating
   acquired businesses, net             5,607,840           31,030        5,638,870
 Due from shareholder/officer             199,279              -            199,279
 Samples                                  786,455              -            786,455
 Other                                    444,270          191,784          636,054
                                   --------------------------------------------------
   Total other assets                   7,037,844          222,814        7,260,658
                                   --------------------------------------------------

                                      $36,451,482       $8,215,353      $44,666,835
                                   --------------------------------------------------
                                   --------------------------------------------------



       LIABILITIES AND
    SHAREHOLDERS' EQUITY
    --------------------
                                               HA-LO          FBW          Combined
                                               -----          ---          --------
CURRENT LIABILITIES:
 Current maturities of long-term debt       $   696,439    $2,759,211     $ 3,455,650
 Book overdraft                                 803,904           -           803,904
 Accounts payable                             6,025,458     2,960,844       8,986,302
 Accrued expenses-
   Commissions and wages                      3,029,183       684,275       3,713,458
   Other                                      1,750,149       302,286       2,052,435
 Due to related parties                          78,436        17,653          96,089
 Deferred taxes-current                       1,158,068           -         1,158,068
                                         ---------------------------------------------
   Total current liabilities                 13,541,637     6,724,269      20,265,906
                                         ---------------------------------------------

LONG-TERM DEBT,
 less maturities shown above                 12,511,966          -         12,511,966
                                         ---------------------------------------------

DEFERRED LIABILITIES:
 Income taxes                                   316,616           -           316,616
 Other                                        1,422,683       238,402       1,661,085
                                         ---------------------------------------------
   Total deferred liabilities                 1,739,299       238,402       1,977,701
                                         ---------------------------------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Preferred stock, no par value                     -             -               -
 Common stock, no par value                   8,375,720        10,000       8,385,720
 Retained earnings                              282,860     1,242,682       1,525,542
                                         ---------------------------------------------
   Total shareholders' equity                 8,658,580     1,252,682       9,911,262
                                         ---------------------------------------------

                                            $36,451,482    $8,215,353     $44,666,835
                                         ---------------------------------------------
                                         ---------------------------------------------


                                HA-LO Industries, Inc.
                           Combining Statement of Cash Flow
                         For the Year Ended December 31, 1994
                                    (Unaudited)

                                                                                      HA-LO          FBW          Combined
                                                                                      -----          ---          --------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income for the year                                                            $1,288,077      $ 218,287     $ 1,506,364
 Adjustments to reconcile net income to net cash used for operating activities
   Depreciation and amortization                                                     1,003,869        122,107       1,125,976
   Increase in cash surrender value of life insurance                                      -         (106,531)       (106,531)
   Increase in deferred liabilities-other                                              187,889            -           187,889
   Stock issued in connection with bonus                                                31,251            -            31,251
 Changes in assets and liabilities-net of effect of acquired companies
   Receivables                                                                      (9,266,871)     1,122,352      (8,144,519)
   Inventories                                                                      (1,232,246)      (823,025)     (2,055,271)
   Prepaid expenses and deposits                                                      (162,469)        65,356         (97,113)
   Accounts payable, accrued expenses and deferred income taxes                      2,951,990       (455,839)      2,496,151
                                                                                  -----------------------------------------------
    Net cash provided by (used for) operating activities                            (5,198,510)       142,707      (5,055,803)
                                                                                  -----------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                                  (468,990)      (122,763)       (591,753)
 Purchases of samples                                                                 (280,957)           -          (280,957)
 Decrease in other assets                                                               10,980         29,930          40,910
 Deferred payments on acquisitions                                                        -          (497,541)       (497,541)
 Cash paid for acquisitions                                                           (844,756)           -          (844,756)
                                                                                  -----------------------------------------------
    Net cash used for investing activities                                          (1,583,723)      (590,374)     (2,174,097)
                                                                                  -----------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on long-term debt                                                         (1,126,090)           -        (1,126,090)
 Net borrowings on line of credit                                                    7,137,783        687,757       7,825,540
 Advances to shareholder/officer                                                      (140,268)           -          (140,268)
 Repayments from shareholder/officer                                                    45,968         26,678          72,646
 Increase in book overdraft                                                            803,904            -           803,904
 Policy loan proceeds                                                                      -          480,747         480,747
 Cash dividends paid                                                                       -         (746,018)       (746,018)
                                                                                  -----------------------------------------------
    Net cash provided by financing activities                                        6,721,297        449,164       7,170,461
                                                                                  -----------------------------------------------

NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS                                        (60,936)         1,497         (59,439)

CASH AND EQUIVALENTS, beginning of the year                                             68,797         11,746          80,543
                                                                                  -----------------------------------------------
CASH AND EQUIVALENTS, end of year                                                    $   7,861      $  13,243       $  21,104
                                                                                  -----------------------------------------------
                                                                                  -----------------------------------------------


                                HA-LO Industries, Inc.
                               Combining Income Statement
                          For the Year Ended  December 31, 1993
                                      (Unaudited)


                                       HA-LO           FBW          Combined
                                       -----           ---          --------

NET SALES                            $ 35,716,650  $ 44,746,755   $  80,463,405
COST OF SALES                          23,301,431    35,960,649     59,262,9080
                                    --------------------------------------------

  Gross Profit                         12,415,219     8,786,106      21,201,325

SELLING EXPENSES                        7,077,395     4,250,375      11,327,770
GENERAL & ADMINISTRATIVE EXPENSES       4,952,408     3,923,424       8,875,832
                                    --------------------------------------------
                                       12,029,803     8,173,799      20,203,602

  Income from operations                  385,416       612,307         997,723
                                    --------------------------------------------

OTHER INCOME (EXPENSE):
Interest expense                          (31,595)      (57,266)        (88,861)
Interest income                            18,641        17,348          35,989
                                    --------------------------------------------
  Total other expense, net                (12,954)      (39,918)        (52,872)

  Income before taxes                     372,462       572,389         944,851

PROVISION FOR INCOME TAXES                148,900        49,280         198,180
                                    --------------------------------------------

NET INCOME FOR THE YEAR              $    223,562  $    523,109   $     746,671
                                    --------------------------------------------
                                    --------------------------------------------


PRO FORMA INCOME DATA
  Net income as reported             $    223,562  $    523,109   $     746,671
  Pro forma adjustment to income
    taxes                                     -         180,000         180,000
                                    --------------------------------------------
PRO FORMA NET INCOME                 $    223,562  $    343,109   $     566,671
                                    --------------------------------------------
                                    --------------------------------------------


PRO FORMA NET INCOME PER SHARE                                            0.12

WEIGHTED AVERAGE SHARES OUTSTANDING                                  4,715,637


                                HA-LO Industries, Inc.
                               Combining Balance Sheet
                                  December 31, 1993
                                     (Unaudited)


          ASSETS
          ------
                                            HA-LO           FBW          Combined
                                            -----           ---          --------
CURRENT ASSETS:
 Cash and cash equivalents             $     68,797   $     11,746   $     80,543
 Receivables-
   Drop shipment                          9,902,412      6,668,834     16,571,246
   Corporate fulfillment program          3,294,613            -        3,294,613
   Advances due from salesmen               814,079            -          814,079
 Inventories                                875,505        835,905      1,711,410

 Prepaid expenses and deposits              561,678        470,937      1,032,615
                                       --------------------------------------------
   Total current assets                  15,517,084      7,987,422     23,504,506
                                       --------------------------------------------


PROPERTY AND EQUIPMENT, NET               1,600,170        358,667      1,958,837
                                       --------------------------------------------

OTHER ASSETS:
 Intangible assets relating acquired
   businesses, net                        3,627,541         48,030      3,675,571
 Due from shareholder/officer               104,979            -          104,979
 Samples                                    694,376            -          694,376
 Other                                      448,271        596,935      1,045,206
                                       --------------------------------------------
   Total other assets                     4,875,167        644,965      5,520,132
                                       --------------------------------------------

                                        $21,992,421   $  8,991,054   $ 30,983,475
                                       --------------------------------------------
                                       --------------------------------------------



       LIABILITIES AND
    SHAREHOLDERS' EQUITY
     --------------------
                                            HA-LO          FBW         Combined
                                            -----          ---         --------
CURRENT LIABILITIES:
 Current maturities of long-term debt   $   681,651  $   2,071,454   $  2,753,105
 Accounts payable                         3,322,902      3,983,205      7,306,107
 Accrued expenses-                                                           -
   Commissions and wages                  1,530,454        371,373      1,901,827
   Other                                    732,069        506,407      1,238,476
 Due to related parties                     661,649            -          661,649
 Deferred taxes-current                     886,200            -          886,200
                                       --------------------------------------------
   Total current liabilities              7,814,925      6,932,439     14,747,364
                                       --------------------------------------------

LONG-TERM DEBT,
 less maturities shown above              5,518,747            -        5,518,747
                                       --------------------------------------------

DEFERRED LIABILITIES:
 Income taxes                               910,494            -          910,494
 Other                                      442,407        413,933        856,340
                                       --------------------------------------------
  Total deferred liabilities              1,352,901        413,933      1,766,834
                                       --------------------------------------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Preferred stock, no par value                  -              -              -
 Common stock, no par value               7,068,383         10,000      7,078,383
 Retained earnings                          237,465      1,634,682      1,872,147
                                       --------------------------------------------
  Total shareholders' equity              7,305,848      1,644,682      8,950,530
                                       --------------------------------------------
                                       --------------------------------------------

                                       $ 21,992,421   $  8,991,054   $ 30,983,475
                                       --------------------------------------------
                                       --------------------------------------------



                                HA-LO Industries, Inc.
                           Combining Statement of Cash Flow
                         For the Year Ended December 31, 1993
                                     (Unaudited)

                                                                                      HA-LO          FBW          Combined
                                                                                      -----          ---          --------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income for the year                                                           $  223,562    $  523,109    $   746,671
 Adjustments to reconcile net income to net cash used for operating activities
  Depreciation and amortization                                                       475,582       141,960        617,542
  Loss on lease buyout and sale of property                                           175,000         6,140        181,140
  Increase in cash surrender value of life insurance                                      -         (57,687)       (57,687)
  Increase in deferred liabilities-other                                              315,064           -          315,064
 Changes in assets and liabilities-net of effect of acquired companies
  Receivables                                                                      (5,023,386)    3,201,495     (1,821,891)
  Inventories                                                                        (599,835)     (552,238)    (1,152,073)
  Prepaid expenses and deposits                                                      (347,178)       (3,860)      (351,038)
  Accounts payable, accrued expenses and deferred income taxes                      2,418,663    (1,781,915)       636,748
                                                                                ---------------------------------------------
    Net cash provided by (used for) operating activities                           (2,362,528)    1,477,004       (885,524)
                                                                                ---------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment                                                 (998,249)     (136,273)    (1,134,522)
 Purchases of samples                                                                (165,945)          -         (165,945)
 (Increase) Decrease in other assets                                                  (36,489)       21,607        (14,882)
 Deferred payments on acquisitions                                                        -        (104,288)      (104,288)
 Cash paid for acquisitions                                                        (4,247,536)          -       (4,247,536)
                                                                                ---------------------------------------------
    Net cash used for investing activities                                         (5,448,219)     (218,954)    (5,667,173)
                                                                                ---------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on long-term debt                                                           (84,230)          -          (84,230)
 Proceeds from issuance of long term debt                                           4,660,672           -        4,660,672
 Net borrowings on line of credit                                                   1,582,257        58,167      1,640,424
 Advances to shareholder/officer                                                     (104,979)      (25,614)      (130,593)
 Payments on policy loan                                                                  -        (125,658)      (125,658)
 Cash dividends paid                                                                      -      (1,294,647)    (1,294,647)
                                                                                ---------------------------------------------
    Net cash provided by financing activities                                       6,053,720    (1,387,752)     4,665,968
                                                                                ---------------------------------------------

NET DECREASE IN CASH AND EQUIVALENTS                                               (1,757,027)     (129,702)    (1,886,729)

CASH AND EQUIVALENTS, beginning of the year                                         1,825,824       141,448      1,967,272
                                                                                ---------------------------------------------
CASH AND EQUIVALENTS, end of year                                               $      68,797    $   11,746    $    80,543
                                                                                ---------------------------------------------
                                                                                ---------------------------------------------


                             HA-LO INDUSTRIES, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                  Common Stock
                                           ---------------------------
                                                                                          Deferred                       Total
                                              Shares                      Restricted      Marketing      Retained     Shareholders'
                                              Issued         Amount         Stock           Cost         Earnings        Equity
                                           ------------   ------------   ------------   ------------   ------------   ------------

BALANCE, December 31, 1992. . . . . . . . .   4,675,428   $  6,715,885   $          -   $          -   $  1,195,726   $  7,911,611
  Transfer of S Corporation
    retained earnings . . . . . . . . . . .           -      1,181,823              -              -     (1,181,823)             -
  Dividends paid by acquired company. . . .           -              -              -              -       (299,346)      (299,346)
  Issuance of contingent shares for
    acquisition of business . . . . . . . .      50,000        262,500              -              -              -        262,500
  Issuance of shares for acquisition
    of business . . . . . . . . . . . . . .      23,529         99,998              -              -              -         99,998
  Undistributed earnings
    of S Corporation. . . . . . . . . . . .           -        223,763              -              -       (223,763)             -
  Net income for the year . . . . . . . . .           -              -              -              -        746,671        746,671
                                           ------------   ------------   ------------   ------------   ------------   ------------
BALANCE, December 31, 1993. . . . . . . . .   4,748,957      8,483,969              -              -        237,465      8,721,434
  Dividends paid by acquired company. . . .           -       (392,000)             -              -       (218,287)      (610,287)
  Stock bonus in connection with
    acquisition of business . . . . . . . .       6,945         31,251              -              -              -         31,251
  Issuance of contingent shares in
    connection with acquisition . . . . . .      50,000        262,500              -              -              -        262,500
  Net income for the year . . . . . . . . .           -              -              -              -      1,506,364      1,506,364
                                           ------------   ------------   ------------   ------------   ------------   ------------
BALANCE, December 31, 1994. . . . . . . . .   4,805,902      8,385,720              -              -      1,525,542      9,911,262
  Dividends paid by acquired company. . . .           -       (513,015)             -              -        (42,395)      (555,410)
  Issuance of shares in connection
    with acquisitions . . . . . . . . . . .     121,325        852,068              -              -              -        852,068
  Issuance of stock warrants. . . . . . . .           -      1,448,000              -     (1,448,000)             -              -
  Issuance of restricted stock. . . . . . .     160,000      1,200,000     (1,200,000)             -              -              -
  Amortization of unearned
    compensation . . . . . . . . .. . . . .           -              -        200,000              -              -        200,000
  Recognition of tax benefits from
    options and restricted stock. . . . . .           -        495,466              -              -              -        495,466
  Exercise of stock options . . . . . . . .      43,121        214,529              -              -              -        214,529
  Issuance of shares for cash . . . . . . .   1,799,925     25,466,330              -              -              -     25,466,330
  Net income for the year . . . . . . . . .           -              -              -              -      2,987,551      2,987,551
                                           ------------   ------------   ------------   ------------   ------------   ------------
BALANCE, December 31, 1995. . . . . . . . .   6,930,273  $  37,549,098  $  (1,000,000) $  (1,448,000) $   4,470,698    $39,571,796
                                           ------------   ------------   ------------   ------------   ------------   ------------
                                           ------------   ------------   ------------   ------------   ------------   ------------



        The accompanying notes are an integral part of these statements.

                     HA-LO INDUSTRIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     A. PRINCIPLES OF CONSOLIDATION

The Company is a marketing and promotion firm primarily engaged in the sale and distribution of promotional merchandise. The accompanying consolidated financial statements include the accounts of HA-LO Industries, Inc. and its subsidiaries (the "Company"). All intercompany transactions and accounts have been eliminated. The financial statements are prepared on the accrual basis of accounting. The principal accounting policies of the Company follow.

     B. REVENUE RECOGNITION

The Company's revenues are primarily derived from drop shipment sales and sales under its corporate fulfillment program.

Revenue from drop shipment sales is recognized at the time the merchandise is shipped to the customer. Revenue for corporate fulfillment programs with a guarantee at full sell price is recognized when the merchandise is complete and available for release. Accordingly, the corporate fulfillment program receivables represent unbilled revenues. For corporate fulfillment programs which do not have such a guarantee, the Company recognizes revenue when the merchandise is shipped.

     C. PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and are depreciated for financial reporting purposes over the estimated useful lives on a straight-line basis as follows:

     Buildings . . . . . . . . . . . . . . .     15-31 years
     Furniture, fixtures and equipment . . .      7-10 years
     Computer equipment. . . . . . . . . . .         5 years
     Vehicles. . . . . . . . . . . . . . . .         5 years
     Leasehold improvements. . . . . . . . .   life of lease
                                               -------------
                                               -------------

Property and equipment are composed of the following:


                                                   1995                1994
                                                   ----                ----

Land . . . . . . . . . . . . . . . . . . . .   $    129,000        $    129,000
Buildings. . . . . . . . . . . . . . . . . .        502,000             502,000
Furniture, fixtures and equipment. . . . . .      3,622,000           3,078,000
Computer equipment . . . . . . . . . . . . .      2,305,000             459,000
Vehicles . . . . . . . . . . . . . . . . . .         41,000              38,000
Leasehold improvements . . . . . . . . . . .        426,000             593,000
                                               ------------        ------------
                                                  7,025,000           4,799,000
Less- Accumulated depreciation . . . . . . .      2,670,000           2,214,000
                                               ------------        ------------
          Property and equipment, net. . . .   $  4,355,000        $  2,585,000
                                               ------------        ------------
                                               ------------        ------------


     D. INTANGIBLES

Intangible assets relating to acquired businesses consist primarily of the cost of purchased businesses in excess of the fair value of net assets acquired. Intangible assets are amortized on the straight-line basis over periods ranging from seven to fifteen years. The Company regularly reviews the performance of acquired businesses to evaluate the realizability of the underlying goodwill. Amortization expense in 1995, 1994 and 1993 was approximately $1,129,000, $543,000 and $124,000, respectively. Accumulated amortization of goodwill as of December 31, 1995 and 1994 was $1,796,000 and $667,000, respectively.

     E. INVENTORIES

Inventories are valued at the lower of first-in, first-out (FIFO) cost or market.

     F. SAMPLES

Samples are an integral part of the business and are used to promote the Company's products in order to obtain new business and sales growth. The Company's policy is to capitalize purchased samples and amortize these costs on a straight-line basis over a six-year useful life. Amortization expense in 1995, 1994 and 1993 was approximately $304,000, $189,000 and $171,000, respectively.

     G. SIGNIFICANT CUSTOMERS

Approximately 17% of net sales in 1995 were generated in connection with a strategic alliance that began in 1995 with Montgomery Ward & Co., Inc. ("Montgomery Ward"). In 1994 and 1993, another customer accounted for approximately 14% and 30%, respectively, of net sales. The Company provides services to customers in diversified industries. As of December 31, 1995, approximately $10.3 million of the Company's accounts receivable was from these two companies. No other concentration of credit risk existed as of December 31, 1995, 1994 or 1993.

                                 (Unaudited)

     H. STATEMENTS OF CASH FLOWS

The Company considers investments purchased with an original maturity of three months or less to be cash equivalents. Supplemental cash flow information includes the following:

                                          1995           1994            1993
                                          ----           ----            ----
SUPPLEMENTAL DISCLOSURE
OF CASH FLOW INFORMATION--
Cash paid during the year
   for interest. . . . . . . . . .    $  1,292,000   $    857,000   $     98,000
Cash paid during the year
   for taxes . . . . . . . . . . .    $  1,723,000   $  1,199,000   $     53,000
                                      ------------   ------------   ------------
                                      ------------   ------------   ------------
SUPPLEMENTAL SCHEDULE
OF NONCASH ACTIVITIES--
Recognition of tax
   benefits from options
   and restricted stock. . . . . .    $    495,000   $          -   $          -
Recognition of common
   shares issued in connection
   with acquisitions . . . . . . .    $    852,000   $    263,000   $    362,000
                                      ------------   ------------   ------------
                                      ------------   ------------   ------------

     I. SHORT-TERM INVESTMENTS

The Company classifies investments purchased with an original maturity of three to twelve months as short-term investments. Such investments, which are held-to-maturity, relate primarily to tax exempt securities and are carried at cost plus accrued interest.

     J. USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     K. NEW ACCOUNTING PRONOUNCEMENTS

The Financial Accounting Standards Board ("FASB") has issued FAS No. 121-Accounting For The Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of which is effective for fiscal years beginning after December 15, 1995. The Company is studying FAS No. 121 but does not believe its adoption will have a material impact on the financial statements.

In October 1995, the FASB issued FAS No. 123-Accounting For Stock Based Compensation. Certain provisions of this statement were required to be adopted during 1995 (see note 9). Remaining provisions of the statement must be adopted in 1996. The Company does not believe the adoption of these provisions will have a material impact on the financial statements.

     L. RECLASSIFICATION

Certain amounts in previously issued financial statements have been reclassified to conform to 1995 classifications.

NOTE 2.   RECEIVABLES:

Receivables in the accompanying consolidated balance sheets are net of reserves for doubtful accounts of approximately $748,000 as of December 31, 1995 and $436,000 as of December 31, 1994. Receivables are unsecured and generally due within 30 days from the invoice date. Drop shipment sales are billed when merchandise is shipped to the customer. Sales from corporate fulfillment programs are generally billed when the merchandise is released, at the customer's request, from the Company's warehouse. In the normal course of business, the Company makes advances to salesmen, which are applied against commissions to be earned.

NOTE 3.   INCOME TAXES:

Income taxes are provided based upon the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". Accordingly, deferred tax assets and liabilities are recognized for the estimated future tax effects attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax law.

The entity acquired on December 28, 1995 (Note 8) and accounted for as a pooling of interests had previously elected to be treated as an S Corporation for Federal income tax purposes. Accordingly, this company was not subject to Federal income tax purposes prior to its acquisition by the Company. Deferred taxes relating to the termination of the acquired company's S Corporation status were not material.

The provision for income taxes consisted of the following amounts:

                                         1995           1994           1993
                                         ----           ----           ----
Current provision. . . . . . . . .   $  2,875,000   $  1,138,000   $    565,000
Deferred benefit . . . . . . . . .       (883,000)      (279,000)      (367,000)
                                     ------------   ------------   ------------
         Total provision . . . . .   $  1,992,000   $    859,000   $    198,000
                                     ------------   ------------   ------------
                                     ------------   ------------   ------------

                                 (Unaudited)

The Company's effective tax rate is reconciled to the Federal statutory rate as follows:

                                         1995          1994          1993
                                         ----          ----          ----
Federal statutory rate . . . . . .         34.0 %         34.0 %         34.0 %
State income taxes
   (net of Federal benefit). . . .          5.0            5.0            4.3
Non-taxable S Corporation
   earnings (Note 8) . . . . . . .            -           (3.7)         (19.0)
Other. . . . . . . . . . . . . . .          1.0            1.0            1.7
                                     ------------   ------------   ------------
         Effective tax rate. . . .         40.0 %         36.3 %         21.0 %
                                     ------------   ------------   ------------
                                     ------------   ------------   ------------

Deferred income taxes result from temporary differences in the recognition of revenue and expense for tax and financial reporting and are summarized as follows:

                                                         (Asset)/Liability
                                                    ---------------------------
                                                        1995           1994
                                                        ----           ----
Deferred taxes-current
   Change to accrual method
     for income tax purposes . . . . . . . . . .    $          -   $    618,000
   Guaranteed sales,
     net of related commissions. . . . . . . . .         411,000        515,000
   Credits due . . . . . . . . . . . . . . . . .         545,000        253,000
   Non-deductible reserves . . . . . . . . . . .        (242,000)      (211,000)
   Other . . . . . . . . . . . . . . . . . . . .          66,000        (17,000)
                                                    ------------   ------------
         Total deferred taxes-current. . . . . .         780,000      1,158,000
                                                    ------------   ------------
Deferred taxes-long-term
   Samples . . . . . . . . . . . . . . . . . . .         400,000        306,000
   Depreciation and amortization . . . . . . . .        (471,000)       (41,000)
   Other . . . . . . . . . . . . . . . . . . . .        (117,000)        52,000
                                                    ------------   ------------
         Total deferred taxes-non-current. . . .        (188,000)       317,000
                                                    ------------   ------------
         Total deferred tax liability. . . . . .    $    592,000   $  1,475,000
                                                    ------------   ------------
                                                    ------------   ------------

NOTE 4.   PRO FORMA NET INCOME PER SHARE (UNAUDITED):

The unaudited pro forma income data in the consolidated statements of income for 1994 and 1993 provide information as if the company acquired in December, 1995 (see Note 8) had been a C Corporation for income tax purposes. Pro forma net income per share is based on the weighted average number of shares of common stock outstanding, including the 436,500 shares issued in connection with this acquisition.

NOTE 5.   DEBT:

As part of an overall credit facility with a bank, the Company has a line of credit with a maximum availability of $16 million through October 1996. The line bears interest at either prime or the London Interbank Offered Rate ("LIBOR") plus 1.5%. The prime rate was 8.5% at December 31, 1995, while LIBOR was 5.69%. Amounts outstanding under the agreements are secured by substantially all the assets of the Company. The agreements contain certain financial covenants which the Company must meet, including minimum tangible net worth, working capital, and minimum cash flow coverages, as defined. The Company was in compliance with all covenants as of December 31, 1995.

     Long-term debt consists of the following:

                                                         1995           1994
                                                         ----           ----
Line of credit as described above. . . . . . . .    $    220,000   $  8,720,000
Line of credit of acquired company,
   interest at prime plus .5%. . . . . . . . . .         535,000      2,759,000
Term loan with bank, interest at 7.11% . . . . .               -      3,428,000
Term loan with bank, interest at 7.5%. . . . . .               -        508,000
Term loans of acquired company,
   interest at approximately 7.5%. . . . . . . .               -        552,000
                                                    ------------   ------------
         Total debt. . . . . . . . . . . . . . .         755,000     15,967,000
Less: current maturities . . . . . . . . . . . .         755,000      3,455,000
                                                    ------------   ------------
         Total long-term debt. . . . . . . . . .    $          -   $ 12,512,000
                                                    ------------   ------------
                                                    ------------   ------------

All of the debt, except for the lines of credit, was repaid in 1995 with the proceeds from the sale of the Company's common stock (Note 10). The line of credit of the acquired company was paid in full subsequent to December 31, 1995.

NOTE 6.   RELATED-PARTY TRANSACTIONS:

Prior to December 31, 1993, the Company leased an office facility which was beneficially owned by a party related to its majority shareholder. Effective January 1, 1994, the Company reached an agreement with the related party to buy out the remaining lease term for an aggregate of $175,000. Rent expense for these facilities, including the lease buyout, was approximately $355,000 in 1993.

A member of the Board of Directors renders acquisition consulting services to the Company pursuant to an agreement. The director's compensation is strictly contingent upon the successful completion of an acquisition. During 1995, the director earned cash compensation of approximately $850,000 and was granted 24,757 options at fair market value at the date of grant. During 1994, the director earned cash compensation of approximately $154,000 and was granted 7,650 options. During 1993, the director earned cash compensation of approximately $681,000 and was granted 186,463 options.

                                 (Unaudited)

NOTE 7.   COMMITMENTS:

The Company leases facilities from unrelated parties under operating leases expiring at various dates through September, 2003. Rent expense charged for these facilities totaled approximately $1,519,000, $968,000 and $615,000 for 1995, 1994 and 1993, respectively.

The aggregate annual minimum lease rentals at December 31, 1995, are as follows:

Year ending December 31-

               1996. . . . . . .    $    1,327,000
               1997. . . . . . .         1,256,000
               1998. . . . . . .         1,246,000
               1999. . . . . . .         1,143,000
               2000. . . . . . .         1,032,000
               thereafter. . . .         1,967,000
                                    --------------
                                    $    7,971,000
                                    --------------
                                    --------------

At December 31, 1995, the Company has approximately $1,616,000 in outstanding letters of credit issued in the ordinary course of business.

NOTE 8.   BUSINESS COMBINATIONS:

The Company's acquisitions which are accounted for under the purchase method of accounting are included in the consolidated financial statements from the date of acquisition. At December 31, 1995, the valuations of certain assets and liabilities acquired in these transactions were estimated. As additional information becomes available, it may be necessary to make adjustments which will affect intangible assets relating to acquired businesses.

During 1995, the Company acquired three companies. Two of the three acquisitions were accounted for under the purchase method of accounting. These two businesses were acquired for an aggregate of approximately $1,300,000 in cash, 121,325 shares of the Company's common stock and the assumption of certain liabilities. The common stock issued had an approximate fair market value of $852,000 at the date of closings. These two acquisitions were not determined to be material to the Company's consolidated financial statements.

The third acquisition was completed on December 28, 1995 and was accounted for as a pooling-of-interests. The Company issued 436,500 shares of its common stock for all the outstanding shares of Fletcher-Barnhardt & White (FBW), an advertising specialty company. Accordingly, the consolidated financial statements for all periods presented have been restated to include the results of FBW. A reconciliation of previously reported sales and earnings follows:

                                         1995           1994           1993
                                         ----           ----           ----
Sales-
Previously reported. . . . . . .    $ 126,311,000  $  68,603,000  $  35,717,000
FBW. . . . . . . . . . . . . . .       46,555,000     41,793,000     44,746,000
                                    -------------  -------------  -------------
   Net Sales . . . . . . . . . .    $ 172,866,000  $ 110,396,000  $  80,463,000
                                    -------------  -------------  -------------
                                    -------------  -------------  -------------
Net Income (Proforma
   in 1994 and 1993)
Previously reported. . . . . . .    $   2,962,000  $   1,288,000  $     224,000
FBW. . . . . . . . . . . . . . .           26,000        131,000        343,000
                                    -------------  -------------  -------------
   Net income. . . . . . . . . .    $   2,988,000  $   1,419,000  $     567,000
                                    -------------  -------------  -------------
                                    -------------  -------------  -------------

During 1994, the Company acquired two companies. The businesses were acquired for an aggregate of approximately $422,000 in cash and the assumption of certain liabilities. Additional cash payments of up to $875,000 are contingent on the achievement of specified earnings levels through 1998. The remaining contingent payments are included in deferred liabilities in the consolidated balance sheets. These two acquisitions were not determined to be material to the Company's consolidated financial statements.

During 1993, the Company acquired four companies. Three of the four businesses were acquired for an aggregate of approximately $876,000 in cash and 123,529 shares of the Company's common stock with an approximate fair market value of $625,000 at the date of closing. These three acquisitions were determined not to be material to the Company's consolidated financial statements. In addition, the Company acquired the net assets of Lee Wayne Company, Inc. in 1993 for approximately $3,858,000, including acquisition expenses.

                                 (Unaudited)

The 1993 acquisitions included the purchase of certain net assets of Lee Wayne Company, Inc. The following unaudited pro forma results of operations assume the acquisition occurred as of January 1, 1993.

                                                        1993
                                                        ----
Revenue as reported. . . . . . . . . . . . . . .    $ 80,463,000
Revenue of purchased business
   for period prior to acquisition . . . . . . .      14,676,000
                                                    ------------
   Pro forma revenue . . . . . . . . . . . . . .    $ 95,139,000
                                                    ------------
                                                    ------------
Net income as reported . . . . . . . . . . . . .    $    567,000
Net loss of acquired business
   for period prior to acquisition . . . . . . .        (244,000)
Adjustment for interest and amortization
   of cost in excess of market value of net
   assets acquired . . . . . . . . . . . . . . .         224,000
                                                    ------------
   Pro forma net income. . . . . . . . . . . . .    $    547,000
                                                    ------------
                                                    ------------
Earnings per share as reported . . . . . . . . .    $        .12
Effect of purchased business
   prior to acquisition. . . . . . . . . . . . .               -
                                                    ------------
   Pro forma earnings per share. . . . . . . . .    $        .12
                                                    ------------
                                                    ------------

NOTE 9.   STRATEGIC ALLIANCE:

On January 11, 1995, the Company signed a multi-year agreement to be the exclusive provider of premium advertising products to Montgomery Ward. In connection with this agreement, Merchant Partners, an entity of which Montgomery Ward is a limited partner, purchased 149,925 newly issued common shares of the Company at fair market value ($6.67 per share). The Company also granted warrants to Merchant Partners for 400,000 shares of the Company's common stock at $6.67 per share. Vesting of these shares occurs over nine years but can be accelerated if certain purchasing levels over the next five years are achieved. Simultaneous with this agreement, Merchant Partners purchased an additional 149,925 shares of the Company's common stock from the majority shareholder/officer at $6.67 per share.

In addition, 160,000 shares of restricted common stock of the Company were issued to a sales representative in lieu of cash commission payments related to the Montgomery Ward agreement. These shares have been included in unearned compensation in the accompanying consolidated statements of shareholders' equity. The Company expects the restricted shares to be earned over the next five years.

On December 27, 1995, Montgomery Ward extended the exclusive agreement for five additional years. The Company granted to Merchant Partners warrants to purchase 199,998 additional shares of the Company's common stock at $25 per share. Effective December 15, 1995, FAS No. 123 requires that companies value warrants issued to non-employees at fair market value. Accordingly, the warrants were valued at $1,448,000, and included in the consolidated balance sheet as deferred marketing costs, and will be charged to expense over the five year term of the extended agreement beginning January 2000.

NOTE 10.  CAPITAL STOCK AND EARNINGS PER SHARE:

On November 22, 1995, the Company sold, through a public offering, 1,650,000 shares of its common stock. The Company realized net proceeds of approximately $24.5 million from this offering.

In connection with the FBW acquisition (Note 8) and the termination of the predecessor company's S Corporation status, the Company was required to transfer FBW retained earnings to common stock. Dividends of the predecessor company paid subsequently are shown as a reduction to retained earnings to the extent of their net income, with the remainder reducing common stock.

Earnings per share are computed on the basis of the weighted average number of common and common equivalent shares outstanding during each year. The following table reconciles the number of common shares shown as outstanding in the consolidated balance sheets and the number of common shares used in computing fully diluted earnings per share.


                                                         1995           1994
                                                         ----           ----
Common shares outstanding per balance
   sheets. . . . . . . . . . . . . . . . . . . . . .   6,930,273      4,805,902
Effect of shares issuable under stock options
   after applying the "treasury stock" method. . . .     494,155              -
Effect of using weighted average common
   shares outstanding during the year. . . . . . . .  (1,528,575)        (5,537)

Other. . . . . . . . . . . . . . . . . . . . . . . .     (80,911)             -
                                                     -----------    -----------
Common shares used in computing
   fully diluted earnings per share. . . . . . . . .   5,814,942      4,800,365
                                                    ------------   ------------
                                                    ------------   ------------


NOTE 11.  UNAUDITED SUPPLEMENTARY EARNINGS PER SHARE:

The net proceeds from the offering were used to repay substantially all of the Company's outstanding bank debt. Assuming the debt retirement occurred on January 1, 1995, the unaudited supplementary pro forma primary earnings per share would have been $.58 for the year ended December 31, 1995. This per share amount reflects the reduction of interest expense of approximately $1,302,000 ($781,000 after tax). Weighted average shares used in computing the per share amount were increased by 960,000 to approximate the number of shares sold in the offering to retire the debt.

                                 (Unaudited)

NOTE 12.  STOCK OPTIONS:

In 1992, the Company adopted a stock plan (the Plan) which provides for reservation and issuance of options to purchase shares of the Company's common stock, restricted stock, stock appreciation rights and phantom stock awards. The number of options, shares or rights to be issued and the terms thereof are at the discretion of the Compensation Committee of the Company's Board of Directors. Pursuant to the Plan, as amended, 1,474,603 shares of the Company's common stock have been reserved. At December 31, 1995, there were 428,265 shares available for future grant under the Plan. The exercise price for incentive stock options and non-qualified stock options granted under the Plan may not be less than 100% and 85%, respectively, of the fair market value of the common stock at the date of grant. As granted, the stock options usually vest 50% annually, commencing upon completion of one year of employment subsequent to the date of grant, and expire ten years from the date of grant.

The following schedule sets forth the status of the options granted under the Plan and warrants issued (Note 9):

                                                Shares        Option Price
                                                ------        ------------
Outstanding at December 31, 1994. . . . . . .    541,702     $4.125 to $ 7.25
Granted in 1995 . . . . . . . . . . . . . . .    833,426     $5.563 to $25.00
Exercised in 1995 . . . . . . . . . . . . . .    (43,121)    $4.250 to $10.00
Canceled in 1995. . . . . . . . . . . . . . .     (4,035)    $4.125 to $10.375
                                               ---------
Outstanding at December 31, 1995* . . . . . .  1,327,972     $4.125 to $25.00
                                               ---------
                                               ---------
Exercisable at December 31, 1995. . . . . . .    554,100     $4.125 to $20.00
                                               ---------
                                               ---------

*Exercisable at various dates through December, 2005.


NOTE 13.  MARKET FOR THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS:

The Company's common stock, which is quoted on the National Association of Securities Dealers, Inc. National Market System under the symbol "HALO", was held by approximately 128 shareholders of record as of March 11, 1996. The following table sets forth the range of high and low bid quotations for each quarterly period in 1995 and 1994 and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                        High           Low
                                        ----           ---
          1995
          First Quarter. . . . . .     10 1/2          6
          Second Quarter . . . . .     10 3/4          9
          Third Quarter. . . . . .     18 1/4         10
          Fourth Quarter . . . . .     30 3/4         14 1/2

          1994
          First Quarter. . . . . .      7 3/4          5
          Second Quarter . . . . .      7              5 3/4
          Third Quarter. . . . . .      6 3/4          5 1/2
          Fourth Quarter . . . . .      6 1/2          5 1/2